                                                                   EXHIBIT 10.11

                                                                      MARIMBA(R)

                                                                   Marimba, Inc.
                                                                440 Clyde Avenue
                                                               Mountain View, CA
                                                                      94034-2232
                                                                 www.marimba.com

                                                                  P 650 930-5282
                                                                  F 650 930-5600

                                January 31, 2003

Mr. Chris Hessler
1041 Katrine Ct
Sunnyvale, CA  94087

Dear Chris:

         This letter is to confirm the agreement between you and Marimba, Inc. (the "Company") regarding the termination of your employment with the Company.

         1. Your employment with the Company will terminate on February 3, 2003. Although you are not otherwise entitled to receive any severance pay from the Company, following the date that you sign this agreement, the Company will pay you severance totaling up to a maximum of $58,750, less all applicable withholdings, which equals up to three (3) months of your base salary as of your termination date. The severance will be paid out twice per month in equal semi-monthly payments of $9,791.67 less applicable withholdings ("Semi-Monthly Severance Payment"), and each Semi-Monthly Severance Payment shall be paid to you at the same time as the Company's normal employee payroll is paid, and shall continue through and until the earlier of: (a) the date that you have been paid six (6) Semi-Monthly Severance Payments; or (b) the date that you commence any employment or independent contractor relationship with any other party. You agree that within two (2) business days from commencing any employment or independent consulting relationship with any other party, you must provide the head of Human Resources Department of the Company (or his successor) a written statement confirming such employment or independent consulting relationship. The Company agrees that if you abide by your notice obligations in this paragraph, you will be entitled to receive a pro-rata share of the unpaid Semi-Monthly Severance Payment in any applicable bi-monthly period that you have commenced any employment or consulting relationship with any other party.

         2. In addition, you will be paid earned commissions in the amount of $55,976.

         3. You agree that prior to the execution of this letter you were not entitled to receive any further monetary payments from the Company, and that the only payments and benefits that you are entitled to receive from the Company in the future are those specified in this letter. You further acknowledge that no bonuses, commissions or similar compensation is or will be owing or payable to you by the Company as of the date of termination of your employment or thereafter.

         4. Subject to your completion and timely submission of the appropriate paperwork to commence coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), the Company will pay your COBRA premium to continue your current medical, dental, vision and employee assistance program benefits under COBRA (including dependent coverage, if applicable) until the earlier of: (a) April 30, 2003; or (b) the date that you commence any employment or independent contractor relationship with any other party. Following such date, you will have the option of continuing COBRA coverage at your own expense for as long as permitted by law.

         5. In consideration for receiving the severance payments and benefits described above, you waive and release and promise never to assert any claims or causes of action, whether or not now known, against the Company or its predecessors, successors, or past or present subsidiaries, officers, directors, agents, employees and assigns, with respect to any matter, including but not limited to, any matter arising out of or connected with your employment with the Company or the termination of that employment, including without limitation, claims of wrongful discharge, emotional distress, defamation, fraud, breach of contract, breach of the covenant of good faith and fair dealing, any claims of discrimination or harassment based on sex, age, race, national origin, disability or on any other basis, under Title VII of the Civil Rights Act of 1964, as amended, the California Fair Employment and Housing Act, the Age Discrimination in Employment Act of 1967, as amended, and all other laws and regulations relating to employment.

         6. You expressly waive and release any and all rights and benefits under Section 1542 of the Civil Code of the State of California (or any analogous law of any other state), which reads as follows:

                           "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor."

         7. Nothing contained in this letter shall constitute or be treated as an admission by you or the Company of liability, of any wrongdoing, or of any violation of law.

         8. At all times in the future, you will remain bound by the Company's Proprietary Information and Invention Agreement signed by you on February 28, 2001, a copy of which is attached hereto. Neither the Proprietary Information and Inventions Agreement or the Indemnification Agreement dated as of April 2, 2001 between you and the Company shall be affected by this agreement, and each such agreement shall continue to be legally effective in accordance with its respective terms.

         9. Any stock options or restricted stock awards held by you shall be governed and legally effective in accordance with their applicable terms and conditions, and shall not be affected by this agreement.

         10. You agree that you will not disclose to others the fact or terms of this letter, except that you may disclose such information to your attorney or accountant in order for such individuals to render services to you.

         11. You agree that except as expressly provided in this letter, this letter renders null and void any and all prior agreements between you and the Company. You and the Company agree that this letter agreement constitutes the entire agreement between you and the Company regarding the subject matter of this agreement, and that this letter agreement may be modified only in a written document signed by you and a duly authorized officer of the Company.

         12. This agreement shall be construed and interpreted in accordance with the laws of the State of California.

         13. This agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

         14. Any controversy involving the construction or application of any terms, covenants or conditions of this letter, or any claims arising out of any alleged breach of this letter, will be governed by the rules of the American Arbitration Association and submitted to and settled by final and binding arbitration in Santa Clara County, California, except that any alleged breach of the Company's Proprietary Information and Inventions Agreement shall not be submitted to arbitration and instead the Company may seek all legal and equitable remedies, including without limitation, injunctive relief.

         15.    You acknowledge that before signing this agreement, you:

                    .   Have read and understand it;

                    .   Know that you are giving up important rights;

                    . Are aware of your right to consult an attorney before signing the agreement; and

                    .   Have signed the agreement knowingly and voluntarily.

         Please indicate your agreement with the above terms by signing the signature block provided below.

                               Sincerely yours,

                               /s/ Todd Riesterer
                               Todd Riesterer
                               VP, Corporate Services

         My agreement with the above terms is signified by my signature below. Furthermore, I acknowledge that I have read and understand this letter and that I sign this release of all claims voluntarily, with full appreciation that at no time in the future may I pursue any of the rights I have waived in this release.

Signed:           /s/ Chris Hessler                        Dated: 2/4/03, 2003
         ----------------------------------------
                  Chris Hessler